Exhibit 99.1

Feihe International Introduces Product Inquiry System

and New Super Premium Infant Formula “Super Feifan”

BEIJING and LOS ANGELES, April 30, 2012 /PRNewswire Asia-FirstCall/ -- Feihe International, Inc. (NYSE: ADY; "Feihe International" or the "Company"), one of the leading producers and distributors of premium infant formula, milk powder and soybean, rice and walnut products in China, today announced that it has introduced the Product Inquiry System (“PIS”) for infant formula products and launched Super Feifan, a new super premium infant formula series.

PIS was soft-launched in January and officially started running in March 1, 2012. Feihe International is the first Chinese dairy company using such an advanced system. Consumers can enter the system by inputting the tracing number at the bottom of each can packaged AstroBaby, Feifan and Super Feifan product and will be able to obtain important information regarding the particular product they purchased such as the product’s milk producing region, production factory, production date, production batch, testing point and testing date. Consumers can also view the production process from the system.

Mr. Leng You Bin, the Company's Chairman and Chief Executive Officer, stated, “We are extremely pleased to launch our Product Inquiry System. The system is based on our vertical integration model and embodies our core competency. It is also requires advanced information and management systems. We keep our production procedures transparent to our consumers because we understand the challenges that Chinese dairy companies face today. The fact that we have not had any quality issues in our 50 years demonstrates our foremost focus on quality. We will continue to raise awareness of the premium quality of our products to consumers.”

Super Feifan continues the Company’s product line of premium infant formula. Super Feifan was specially designed for Chinese babies and meets the nutritional needs of infants at three different stages of development, focusing on intelligence, immunity, sleeping and digesting systems, and optimizing protein proportions.

Mr. Leng continued, “We will continue to provide more premium infant formula products for Chinese babies to improve our footprint as a leading infant formula company.”

About Feihe International, Inc.

Feihe International, Inc. (NYSE: ADY) is one of the leading producers and distributors of premium infant formula, milk powder, and soybean, rice and walnut products in the People's Republic of China. Feihe International conducts operations in China through its wholly owned subsidiary, Feihe Dairy, and other subsidiaries. Founded in 1962, Feihe Dairy is headquartered in Beijing, China, and has processing and distribution facilities in Kedong, Qiqihaer, Gannan, Longjiang, Shanxi, and Langfang. Using proprietary processing techniques, Feihe International makes products that are specially formulated for particular ages, dietary needs and health concerns. Feihe International has over 200 company-owned milk collection stations, six production facilities with an aggregate milk powder production capacity of approximately 2,020 tons per day and an extensive distribution network that reaches over 80,000 retail outlets throughout China. For more information about Feihe International, Inc., please visit http://ady.feihe.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking information about the Company’s operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “could,” “would,” and similar expressions. Because these forward-looking statements are subject to a number of risks and uncertainties, the Company’s actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, as amended, and in other reports filed with the United States Securities and Exchange Commission and available at www.sec.gov. The Company assumes no obligation to update any such forward-looking statements.

CONTACT

In the U.S.: zhangdongshu@feihe.com
In China: Doris Zhang
+86-10-8457-4688 x8810
zhangdongshu@feihe.com